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                                                                    EXHIBIT 21.2

                           TRANSTEXAS GAS CORPORATION

                            SCHEDULE OF SUBSIDIARIES

NAME                                                                                  JURISDICTION
----                                                                                  ------------

Galveston Bay Pipeline Company                                                          Delaware

Galveston Bay Processing Corporation                                                    Delaware

PetroAmerican Offshore, Inc. (dissolution pending)                                      Delaware

PetroAmerican Services Corporation (dissolution pending)                                Delaware

TransTexas Drilling Services, Inc. (dissolution pending)                                Delaware

TransTexas Exploration Corporation (dissolution pending)                                Delaware

TransTexas Energia de Mexico, S.A. de C.V.                                              Mexico